THE MARCUS CORPORATION
2004 EQUITY INCENTIVE PLAN

Section 1.     Purpose and History.

        (a)    Purpose. The purpose of The Marcus Corporation 2004 Equity Incentive Plan (the “Plan”) is to promote the best interests of The Marcus Corporation (the “Company”) and its shareholders by providing Key Employees and Non-Employee Directors of the Company and its Affiliates with an opportunity to acquire a, or increase their, proprietary interest in the Company. It is intended that the Plan will promote (i) continuity of management and increased incentive and personal interest in the welfare of the Company by those Key Employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success and (ii) the achievement of long-term growth and financial success of the Company by attracting and retaining Non-Employee Directors of outstanding competence and by better aligning the personal financial interests of Non-Employee Directors to those of the Company’s shareholders.

        (b)    History. Prior to the Effective Date of the Plan, the Company had in effect the 1995 Incentive Plan and 1994 Director Plan, which were originally effective September 28, 1995 and September 29, 1994, respectively. Upon shareholder approval of the Plan, each of the 1995 Incentive Plan and 1994 Director Plan will terminate and no new awards will be granted under such plans, although outstanding awards granted under the 1995 Incentive Plan and 1994 Director Plan will continue to be subject to all terms and conditions of such plan.

Section 2.     Definitions.

        As used in the Plan, the following terms shall have the respective meanings set forth below:

        (a)     “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

        (b)     “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock or Performance Share granted under the Plan to a Participating Key Employee or Non-Employee Director.

        (c)     “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

        (d)     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (e)     “Commission” shall mean the Securities and Exchange Commission.

        (f)     “Committee” shall mean the Compensation Committee of the Board of Directors of the Company (or any other committee thereof designated by the Board of Directors to administer the Plan); provided, however, that the Committee is composed of not less than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3.

        (g)     “Director” shall mean any individual who is a member of the Board of Directors.

        (h)     “Effective Date” shall have the meaning assigned in Section 9.

        (i)     “Employee” shall mean any full-time or part-time employee of the Company or any of its Affiliates. For purposes of the Plan, an individual whose only employment relationship with the Company or its Affiliates is as a Director shall not be deemed to be an Employee.

        (j)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (k)     “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

        (l)     “Incentive Stock Option” shall mean an option granted under Section 6(a)(i) of the Plan that is intended to meet the requirements of Section 422 of the Code (or any successor provision thereto).

        (m)     “Key Employee” shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee in its discretion.

        (n)     “Non-Employee Director” shall mean any Director who is not otherwise an Employee.

        (o)     “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

        (p)     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        (q)     “Participating Key Employee” shall mean a Key Employee designated to be granted an Award under the Plan.

        (r)     “Performance Period” shall mean, in relation to Performance Shares, any period for which a performance goal or goals have been established.

        (s)     “Performance Share” shall mean any right granted under Section 6(d) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

        (t)     “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

        (u)     “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(e) of the Plan.

        (v)     “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

        (w)     “Shares” shall mean shares of common stock of the Company, $1 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

        (x)     “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

        (y)     “1994 Director Plan” shall mean The Marcus Corporation 1994 Nonemployee Director Stock Option Plan.

        (z)     “1995 Incentive Plan” shall mean The Marcus Corporation 1995 Equity Incentive Plan.

Section 3.     Administration.

        (a)    The Committee. The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by those members of the Board of Directors of the Company who qualify as “non-employee directors” under Rule 16b-3.

        (b)    Committee Administration With Respect to Participating Key Employees. With respect to the Plan as it applies to Key Employees, and subject to the terms of the Plan and applicable laws and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participating Key Employees; (ii) determine the type or types of Awards to be granted to each Participating Key Employee under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards granted to Participating Key Employees; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee; (v) determine whether, to what extent and under what circumstances Awards granted to Participating Key Employees may be settled or exercised in cash, Shares, other securities, other Awards or other property, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards and other amounts payable with respect to an Award granted to Participating Key Employees under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

        (c)    Committee Administration With Respect to Non-Employee Directors. With respect to the Plan as it applies to Non-Employee Directors, the Committee shall have the full power, discretion and authority to interpret and administer the Plan in a manner that is consistent with the Plan’s provisions; provided, however, that in no event shall the Committee have the power to determine eligibility to participate in the Plan, or to determine the number, the value, the vesting or exercise period or the timing of Awards to be made under the Plan to Non-Employee Directors (all such determinations are automatic pursuant to the provisions of the Plan). Any action taken by the Committee with respect to the administration of the Plan as it applies to Non-Employee Directors that would violate Rule 16b-3 shall be null and void.

        (d)    Decisions Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time or from time to time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any Non-Employee Director, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate.

        (e)    Indemnification. The Company will indemnify and hold harmless each member of the Committee, and each member of the Board of Directors that has administered the Plan in the absence of a Committee pursuant to Section 3(a), as to any act done, or determination made, with respect to the Plan or any Award to the maximum extent that the laws of the State of Wisconsin and the Company’s bylaws permit.

Section 4.     Shares Available for Award.

        (a)    Shares Available. Subject to adjustment as provided in Section 4(b):

(i) Plan Reserve. The number of Shares with respect to which Awards may be granted under the Plan shall be 200,000, plus the number of shares as described in Section 4(a)(iii). The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

(ii) Replenishment of Shares Under this Plan. If any Award granted under the Plan terminates, expires, lapses or is cancelled for any reason without the issuance of Shares under the Award, the Shares relating to such Award shall become automatically available for issuance pursuant to other Awards under Section 4(a)(i), including issuance as Incentive Stock Options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then such Shares may again be used for new Awards under this Plan under Section 4(a)(i), but such Shares may not be issued as Incentive Stock Options.

(iii) Addition of Shares From Predecessor Plans. After the Effective Date of the Plan, the number of Shares available for issuance under this Plan, as determined under the first sentence of Section 4(a)(i), shall be increased by (1) the number of Shares that are not yet subject to an award, which would otherwise be available for issuance, under the 1995 Plan or 1994 Plan, if such plans were still in effect and (2) the number of Shares subject to awards granted under the 1995 Plan or 1994 Plan that would again become available for new grants under the terms of the 1995 Plan or 1994 Plan, as applicable, if such plans were still in effect. Any such Shares will not be available for future awards under the terms of the 1995 Plan or 1994 Plan, as applicable.

(iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

        (b)    Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of Shares subject to outstanding Awards; and (iii) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

Section 5.     Eligibility.

        (a)    Key Employees. Any Key Employee, including any executive officer or an Employee who is also a Director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participating Key Employee. Except as provided in Section 5(b), Stephen H. Marcus, Diane Marcus Gershowitz and any other person who beneficially owns, directly or indirectly (taking into account stock ownership attributed to such person pursuant to Section 425(d) of the Code), stock possessing more than five percent (5%) of the total combined voting power of all classes of stock of the Company or of any Affiliate of the Company shall not be eligible to receive Awards under the Plan.

        (b)    Non-Employee Directors. Any Non-Employee Director is eligible to receive an Award of Options pursuant to Section 6(a)(ii).

Section 6.      Awards.

        (a)    Key Employee and Non-Employee Director Options.

(i) Discretionary Option Awards. The Committee is hereby authorized to grant Options to Key Employees with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion.

(1) Exercise Price. The exercise price per Share of an Option granted pursuant to Section 6(a)(i) shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(2) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(3) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors of the Company.

(ii) AutomaticNon-Qualified StockOption Awards to Non-Employee Directors.

(1) Initial Awards. On the date of initial election or initial appointment of a Non-Employee Director during the term of the Plan, each such Non-Employee Director shall be automatically granted a Non-Qualified Stock Option to purchase 1,000 Shares.

(2) Annual Awards. On the final day of each fiscal year of the Company during the term of the Plan, each then serving Non-Employee Director shall be automatically granted a Non-Qualified Stock Option to purchase 500 Shares.

(3) Limitation on Awards. Other than the automatic Non-Qualified Stock Option grants provided in Section 6(a)(ii)(1) and Section 6(a)(ii)(2), no additional Awards shall be granted to Non-Employee Directors under the Plan.

(4) Exercise Price. The exercise price per Share available for purchase under a Non-Qualified Stock Option granted pursuant to Section 6(a)(ii) shall equal the Fair Market Value of a Share on the date of grant of such Non-Qualified Stock Option.

        (b)    Stock Appreciation Right Awards. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive for each one Share to which to the Stock Appreciation Right relates, upon exercise thereof, the excess of (i) the Fair Market Value of such Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, the number of Shares to which the Stock Appreciation Right relates, methods of exercise, methods of settlement (including whether the Participating Key Employee will be paid in cash, Shares, other securities, other Awards, or other property or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee in its discretion. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

        (c)    Restricted Stock Awards.

(i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees.

(ii) Restrictions. Shares of Restricted Stock granted to Participating Key Employees shall be subject to such restrictions as the Committee may impose in its discretion (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate in its discretion.

(iii) Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee may be evidenced in such manner as the Committee may deem appropriate in its discretion, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee, such certificate shall be registered in the name of the Participating Key Employee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee or, if the Participating Key Employee received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

(v) Forfeiture. Except as otherwise determined by the Committee in its discretion, upon termination of employment of a Participating Key Employee (as determined under criteria established by the Committee in its discretion) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Key Employee; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Key Employee.

        (d)    Performance Share Awards.

(i) Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Key Employees.

(ii) Performance Goals and Other Terms. The Committee shall determine in its discretion the Performance Period, the performance goal or goals to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares if Performance Shares are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares. Performance goals established by the Committee may be based on one or more measures such as return on shareholders’ equity, earnings or any other standard or standards deemed relevant by the Committee, measured internally or relative to other organizations and before or after extraordinary items.

(iii) Rights and Benefits During the Performance Period. The Committee may provide that, during a Performance Period, a Participating Key Employee shall be paid cash amounts, with respect to each Performance Share held by such Participating Key Employee, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participating Key Employees shall have no voting rights with respect to Performance Shares held by them.

(iv) Adjustments with Respect to Performance Shares. Any other provision of the Plan to the contrary notwithstanding, the Committee may in its discretion at any time or from time to time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any Performance Period or waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock issued in payment of Performance Shares, if the Committee determines that conditions, including, without limitation, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company’s accounting policies, acquisitions or dispositions by the Company or its Affiliates, or the occurrence of other unusual, unforeseen or extraordinary events, so warrant.

(v) Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participating Key Employee; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

        (e)    General.

(i) No Cash Consideration for Awards.

(1) Participating Key Employees. Awards shall be granted to Participating Key Employees for no cash consideration unless otherwise determined by the Committee.

(2) Non-Employee Directors. Awards shall be granted to Non-Employee Directors for no cash consideration.

(ii) Award Agreements. Each Award granted under the Plan to a Participating Key Employee or Non-Employee Director shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

(iii) Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award to a Participating Key Employee may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee in its discretion. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

(v) Method of Exercise.

(1) Participating Key Employees. The Committee shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, other property or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Award may be made or deemed to have been made. Unless the Committee determines that it would not be in the interests of the Company to do so, the total exercise price of any Award shall be payable to the Company in full either (a) in cash; (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total exercise price (provided that the Shares tendered upon exercise of an Award to satisfy the total exercise price have been held by the Participating Key Employee for at least six months prior to their tender); or (c) by a combination of (a) and (b).

(2) Non-Employee Directors. Non-Qualified Stock Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Non-Qualified Stock Option is to be exercised, accompanied by full payment for the Shares. The total exercise price upon exercise of any Non-Qualified Stock Option shall be payable to the Company in full either (a) in cash; (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total exercise price (provided that the Shares tendered upon exercise of the Non-Qualified Stock Option to satisfy the total exercise price have been held by the Non-Employee Director for at least six months prior to their tender); or (c) by a combination of (a) and (b).

(vi) Restrictions on Share Transferability. Shares acquired pursuant to the exercise of an Option under the Plan shall be subject to applicable restrictions under applicable federal securities laws, under the requirements of any national securities exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(vii) Non-Transferability of Awards. Each Award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution except that a Participating Key Employee or Non-Employee Director may, to the extent allowed by the Committee and in a manner specified by the Committee or the Award Agreement, (a) designate in writing a beneficiary to exercise the Award after the Participating Key Employee’s or Non-Employee Director’s death, as the case may be, and (b) transfer any Award.

(viii) Term of Awards.

(1) Participating Key Employees. Except as otherwise provided in the Plan, the term of each Award granted to a Participating Key Employee shall commence on such date and be for such period as shall be determined by the Committee.

(2) Non-Employee Directors. Non-Employee Directors shall be entitled to exercise Non-Qualified Stock Options granted pursuant to Section 6(a)(ii) in whole or in part at any time and from time beginning immediately after the date of the grant of the Non-Qualified Stock Option and ending on the date that is the earlier of (a) the date that is ten years from the date of the grant of the Non-Qualified Stock Option or (b) the date that is six months after the termination of such Non-Employee Director’s service for any reason.

(ix) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(d) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, New York Stock Exchange or any other stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee or Non-Employee Director to represent to the Company in writing that such Participating Key Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

Section 7.     Amendment and Termination of the Plan; Correction of Defects and Omissions.

        (a)    Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan) or (ii) the listing requirements of the New York Stock Exchange or any other principal securities exchange or market on which the Shares are then traded (in order to maintain the listing of the Shares thereon). Termination of the Plan shall not affect the rights of Participating Key Employees or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

        (b)    Correction of Defects, Omissions and Inconsistencies. The Committee may in its discretion correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.     General Provisions.

        (a)    No Rights to Awards. No Key Employee, Participating Key Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee.

        (b)    Withholding. No later than the date as of which an amount first becomes includable in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares previously owned by the Participating Key Employee; provided, however, that the Participating Key Employee may not settle such obligations with Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares.

        (c)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        (d)    Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee or Non-Employee Director the right to be retained in the employ of the Company or any Affiliate, or the right to continue as a Director. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee or Non-Employee Director from employment or service, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

        (e)    Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or the Committee and any Participating Key Employee, Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

        (f)    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Wisconsin and applicable federal law. Any legal action or proceeding with respect to the Plan, any Award or any Award Agreement, may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

        (g)    Limitations on Actions. Any legal action or proceeding with respect to the Plan, any Award or any Award Agreement, must be brought within one year after the day the complaining party first knew or should have known of the events giving rise to the complaint.

        (h)    Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

        (i)    No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated or otherwise eliminated.

        (j)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9.     Effective Date of the Plan.

        The Plan shall be effective as of the date the Plan is adopted by the shareholders (“Effective Date”), provided such shareholder approval of the Plan is within 12 months following the date of adoption of the Plan by the Board of Directors, and all Awards granted under the Plan prior to the date of shareholder approval shall be subject to such approval and the effective date of such Award grants shall be deemed to be the date of such shareholder approval.

Section 10.     Term of the Plan.

        No Award shall be granted under the Plan following the tenth anniversary of its Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.